Exhibit 32.1

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350


      Pursuant to 18 U.S.C. 1350, the undersigned officer of Harold's Stores, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  December 12, 2006      /s/ Ron Staffieri
                              Ron Staffieri
                              Chief Executive Officer